Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-215979 and No. 333-228143) of our report dated April 24, 2019, with respect to the audited consolidated financial statements of MyDx Inc. and its subsidiaries for the years ended December 31, 2018 and 2017 appearing in this Annual Report on Form 10-K of MyDx, Inc. for the year ended December 31, 2018.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 24, 2019